UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 9, 2012
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394

_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Item 9.01 Financial Statements and Exhibits

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

A press release announced that on January 9, 2012, Dr. Paul Gary has decided to retire from the Data I/O Board of Directors and not stand for re-election at the Annual Meeting of Shareholders in May 2012.  His decision was not the result of any disagreement with Data I/O or its management.

Dr. Gary (71) joined the Data I/O Board in 1998, and has served as Chairman of the Board for 12 years. He is also currently a member of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Dr. Gary will serve as a Director of Data I/O until his term expires in May.  However, effective April 1, 2012, Douglas Brown has been elected to succeed him as Chairman of the Board.  Mr. Brown has served as a Director at Data I/O since April 1, 2011, and is currently Chairman of the Corporate Governance and Nominating Committee. Mr. Brown is President and Chief Executive Officer of All Star Directories, Inc. in Seattle, Washington, a Web-based publisher of post-secondary online and career school directories.  A copy of the release is being furnished herewith as Exhibit 99.1 in this current report.

Data I/O Corporation compensation arrangement affecting Directors

A typographical error was made in the Form 8-K filed on October 26, 2011 with the Board compensation changes listed as being for 2013 and should have stated 2012.  The paragraph should read:

The Board of Directors of Data I/O Corporation in their regular meeting on October 19, 2011 approved changes to compensation arrangements affecting Directors.  The Board approved changing structure of its director fee payments for 2012 by combining the existing standard scheduled meeting fees (at $1500 each) and scheduled telephonic meeting fees (at $500 each) with the existing retainer fee (at $24,000 per year) into the new 2012 Director Retainer Fee of $31,000.  The change was made to facilitate increased communications at no fee increase to the Company.  Committee Chair and Board Chair fees remain the same.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description

99.1	Press Release: The Retirement of Dr. Paul Gary

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

January 11, 2012	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release: The Retirement of Dr. Paul Gary

EX-99.1

Exhibit 99.1

Joel Hatlen	Hayden IR
Vice President and Chief Financial Officer	Brett Maas, Managing Partner
Data I/O Corporation	(646) 536-7331
6464 185th Ave. NE, Suite 101	Email: brett@haydenir.com - or -
Redmond, WA 98052	Dave Fore, Client Manager & Senior Research Analyst
(425) 881-6444	(206) 450-2151
investorrelations@dataio.com	Email: dave@haydenir.com

DATA I/O ANNOUNCES THE RETIREMENT OF DR. PAUL GARY

Douglas Brown elected to be new Chairman of the Board

Redmond, WA, January 10, 2011 – Data I/O Corporation (NASDAQ: DAIO), the leading provider of manual and automated device programming systems, announced today that Dr. Paul Gary has decided to retire from the Data I/O Board of Directors and not stand for re-election at the Annual Meeting of Shareholders in May 2012.

Dr. Gary (71) joined the Data I/O Board in 1998, and has served as Chairman of the Board for 12 years. He is also currently a member of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Dr. Gary will serve as a Director of Data I/O until his term expires in May.  However, effective April 1, 2012, Douglas Brown has been elected to succeed him as Chairman of the Board.  Mr. Brown has served as a Director at Data I/O since April 1, 2011, and is currently Chairman of the Corporate Governance and Nominating Committee. Mr. Brown is President and Chief Executive Officer of All Star Directories, Inc. in Seattle, Washington, a Web-based publisher of post-secondary online and career school directories.

About Data I/O Corporation

With almost 40 years of expertise in delivering intellectual property to programmable devices, Data I/O offers complete, integrated manufacturing solutions in wireless, automotive, programming center, semiconductor, and industrial control market segments for OEM, ODM, EMS and semiconductor companies. Data I/O is the leader in programming and provides hardware and software solutions for turn-key programming and device testing services, as well as in-system (on-board), in-line (right before use at the SMT line), or in-socket (off-line) programming. These solutions are scalable for small, medium and large volume applications with different device mixes.  Data I/O Corporation has headquarters in Redmond, Wash., with sales and services worldwide. For further information, visit the company’s website at http://www.dataio.com.